UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 3

to

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MEREO BIOPHARMA GROUP PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4th Floor, One Cavendish Place, London, W1G 0QF, United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing five ordinary shares, nominal value £0.003 per share	The Nasdaq Stock Market LLC
Ordinary Shares, nominal value £0.003 per share*	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

*

Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC. Each American Depositary Share represents five ordinary shares and is being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 (File Nos.: 333-223890, 333-249338 and 333-258824). Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): File Nos. 333-239708, 333-258495, 333-231636, 333-236498, 333-252147, 333-262151 and 333-269388

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 3 on Form 8-A/A amends and restates in its entirety the information set forth in Amendment No. 2 to the Registration Statement on Form 8-A previously filed by Mereo BioPharma Group plc (the “Company”) with the Securities and Exchange Commission (the “Commission”) on May 17, 2022.

Item 1. Description of Registrant’s Securities to be Registered.

The Company hereby incorporates by reference (a) the description of its ordinary shares, nominal value £0.003 per share (the “Ordinary Shares”) and (b) the description of its American Depositary Shares, each representing five Ordinary Shares (the “American Depositary Shares”), incorporated by reference to Exhibit 2.2 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2022.The description of the Company’s Ordinary Shares is qualified in its entirety by reference to the Company’s new articles of association, filed as Exhibit 3.1 to the Company’s Report on Form 6-K filed with the Commission on December 18, 2023 and incorporated herein by reference. In addition, the above-referenced descriptions included in any prospectus forming a part of any Registration Statement and subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 18, 2023

MEREO BIOPHARMA GROUP PLC

By:	/s/ Charles Sermon
Name: Charles Sermon
Title: General Counsel